SCHEDULE 4.1 (t)
PAYOUT STATUS FOR EXISTING WELLS

ATTACHED TO AND MADE A PART OF THAT CERTAIN ASSET PURCHASE AND SALE AGREEMENT
DATED OCTOBER ___, 2011 BY AND BETWEEN SHORELINE SOUTHEAST LLC AND SHORELINE OFFSHORE LLC, SELLER
AND NORTH AMERICAN ENERGY RESOURCES INC., BUYER

WELL	BALANCE TO PAYOUT	THROUGH DATE
ALLAIN LEBRETON #1	$ 7,627,449.33	THROUGH JOURNAL DATE 08/11
ALLAIN LEBRETON #2	$ 5,335,996.89	THROUGH JOURNAL DATE 08/11
LACASSINE B-12	$ 57,610.19	THROUGH JOURNAL DATE 08/11
SL19067 #1	$ 6,969,550.68	THROUGH JOURNAL DATE 06/10
SL19068 #2	$ 1,975,833.24	THROUGH JOURNAL DATE 06/10
WILBERTS'SONS LLC 26	$ 282,526.42	THROUGH JOURNAL DATE 09/11